Exhibit 99.1

Datavault AI Inc. Announces a $10M Worldwide Exclusive License Agreement with Scilex Holding Company for Tokenization and Monetization of Real-World Assets (RWA) in Genomic, DNA Data, Diagnostics, Therapeutics, Genetic, and Drug Information

November 04, 2025 12:17pm EST

PHILADELPHIA, Nov. 04, 2025 (GLOBE NEWSWIRE) -- via IBN -- Datavault AI Inc. (“Datavault AI” or the “Company”) (Nasdaq: DVLT), a leader in AI-driven blockchain solutions focusing on data monetization, asset tokenization, and secure digital marketplaces, today announced that it has granted a worldwide exclusive license, with the right to sublicense, to Scilex Holding Company (Nasdaq: SCLX), for Datavault AI’s proprietary AI-driven technology. This license is tailored for use within the biotech and biopharma industry, enabling Scilex to create and operate a Biotech Exchange platform. By leveraging Datavault AI's advanced data platforms, Scilex can facilitate secure tokenization, trading, and monetization of biotech assets, including genomic and DNA data, diagnostic and therapeutic products, genetic information, and drug data. This agreement represents a major advancement in commercializing biotech innovations and builds directly on Datavault AI's established expertise in high-performance computing and data-driven solutions.

Datavault AI believes this technology has the potential to extend into a Pharmaceutical Exchange platform, which could transform the pharmaceutical industry by enabling efficient, secure asset management and monetization.

Datavault AI estimates an opportunity to tokenize approximately $2.0 trillion in pharmaceutical drug sales and diagnostic sales.1 The Company also sees tokenization on such exchange platforms as an alternative for companies to secure non-dilutive funding for developing and commercializing diagnostic and therapeutic products.

This licensing agreement highlights Datavault AI's robust intellectual property portfolio, including the key pending patent for "Platform and Method for Tokenizing DNA Data" (U.S. Patent Application No. 17/941,623), which establishes a secure framework for tokenizing and exchanging sensitive genetic information. The technology is bolstered by a comprehensive suite of issued and pending patents that power the Biotech Exchange, such as:

•	Issued: "Platform for Management of User Data" (U.S. Patent Nos. 11,593,515; 11,960,622; 12,100,025) and continuations, supporting secure data handling and monetization.

•	Issued: "Portfolio Driven Targeted Advertising Network, System, and Method" (U.S. Patent No. 11,315,150), facilitating data-driven targeting within exchange ecosystems.

•	Pending: "System and Method for Tokenized Minting, Authentication, and Utilization of Assets" (U.S. Patent Application No. 17/842,139), enabling biotech asset tokenization.

•	Pending: "Platform and Method for Tokenization of Corporate Data" (U.S. Patent Application No. 17/941,550), adaptable to biotech datasets.

•	Pending: "System and Method for Tokenized Licensing of Content" (U.S. Patent Application No. 17/842,328), for biotech IP licensing.

•	Pending: "System and Method for Tokenized Affiliate Marketing" (U.S. Patent Application No. 17/842,265), to foster biotech partnerships.

•	Pending: "System and Method for Funding a Virtual Location" (U.S. Patent Application No. 17/842,220), applicable to virtual biotech marketplaces.

•	Pending: "System and Method for Tokenized Event Management" (U.S. Patent Application No. 19/248,284), for biotech events and collaborations.

•	Pending: "System and Method for Registering Claims of Ownership Rights" (U.S. Patent Application No. 18/412,128), ensuring verifiable ownership in data trades.

These innovations collectively form the backbone of a secure, efficient Biotech Exchange, enabling tokenization, valuation, and trading of biotech data assets while upholding compliance and privacy.

Building on Datavault AI's prior collaborations with Brookhaven National Laboratory, as announced in our June 17, 2025, press release, where we deployed AI-driven supercomputing for biofuel research to enhance fatty acid metabolism efficiency in Brassica napus (canola) using high-performance computational modeling, this license extends our proven AI and data monetization technologies into broader biotech applications. This follows our Sept. 16, 2024, announcement highlighting the Bioenergy Digital Twins Platform at the New York State Digital Summit, emphasizing real-time data synchronization and machine learning integration for bioenergy advancements.

Under the terms of the agreement, Datavault AI will receive a nonrefundable upfront license fee in four equal installments of $2.5 million each, payable by Scilex on or before December 31, 2025, March 31, 2026, June 30, 2026, and Sept. 30, 2026. Additionally, Datavault AI is eligible for sales milestone payments of up to an aggregate of $2.55 billion upon Scilex achieving certain sales milestones.

Terms of License

Under the terms of the agreement, Datavault AI will receive a non-refundable upfront license fee in four equal installments of $2.5 million each, payable by Scilex on or before December 31, 2025, March 31, 2026, June 30, 2026, and September 30, 2026. Additionally, Datavault AI is eligible for sales milestone payments of up to an aggregate of $2.55 billion upon Scilex achieving certain sales milestones.

For more information on Datavault AI, visit www.dvlt.ai.

About Datavault AI Inc.

Datavault AI™ (Nasdaq: DVLT) is leading the way in AI-driven data experiences, valuation, and monetization of assets. The Company’s cloud-based platform provides comprehensive solutions with a collaborative focus in its Acoustic Science and Data Science Divisions. Datavault AI's Acoustic Science Division features WiSA®, ADIO®, and Sumerian® patented technologies and industry-first foundational spatial and multichannel wireless HD sound transmission technologies with IP covering audio timing, synchronization, and multi-channel interference cancellation. The Data Science Division leverages high-performance computing to provide solutions for experiential data perception, valuation, and secure monetization. Datavault AI's cloud-based platform serves multiple industries, including HPC software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy, and more. The Information Data Exchange® (IDE) enables Digital Twins, licensing of name, image, and likeness (NIL) by securely attaching physical real-world objects to immutable metadata objects, fostering responsible AI with integrity. Datavault AI’s technology suite is completely customizable and offers AI and Machine Learning (ML) automation, third-party integration, detailed analytics and data, marketing automation, and advertising monitoring. The Company is headquartered in Philadelphia, Pennsylvania.

About Scilex Holding Company

Scilex is an innovative revenue-generating company focused on acquiring, developing, and commercializing non-opioid pain management products for the treatment of acute and chronic pain and neurodegenerative and cardiometabolic disease. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and is dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.
In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXA™” or “SP-102”), which is owned by Semnur (a majority-owned subsidiary of Scilex) and is a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of acute pain and for which Scilex has recently completed a Phase 2 trial in acute low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia.

Scilex is headquartered in Palo Alto, California. For more information, visit www.scilexholding.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts and may be accompanied by words that convey projected future events or outcomes, such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or variations of such words or by expressions of similar meaning. These forward-looking statements include, but are not limited to, statements regarding future events, the Company’s license agreement with Scilex, the potential opportunity to tokenize approximately $2.0 trillion in pharmaceutical drug sales and diagnostic sales, Datavault AI’s ability to support Scilex in leveraging its platforms for secure tokenization, trading, and monetization of biotech assets, the potential creation of a Pharmaceutical Exchange platform, expectations as to the opportunity to tokenize pharmaceutical drug sales and diagnostic sales, including the size of such opportunity, future opportunities for Datavault AI, its business strategies, long-term objectives, and commercialization plans, the current and prospective technologies, planned developments and potential approvals, as well as the potential for market acceptance and related market opportunities, and other statements that are not historical facts. These statements are based on management’s current expectations and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Datavault AI. These statements are subject to a number of risks and uncertainties regarding Datavault AI’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, general economic, political, and business conditions; the ability of Datavault AI to achieve the benefits of the license agreement and other transactions contemplated with Scilex, including future financial and operating results; risks related to the outcome of any legal proceedings that may be instituted against the parties regarding the transactions contemplated with Scilex, including the license agreement; the risk that the transactions contemplated with Scilex disrupt current plans and operations; the ability of Datavault AI to develop and successfully market technologies; the ability of Datavault AI to grow and manage growth profitably and retain its key employees; the risk that the potential technologies that Datavault AI develops may not progress or receive required approvals within expected timelines or at all; risks relating to uncertainty regarding regulatory pathways; the risk that Datavault AI has overestimated the size of the target market, willingness to adopt new technologies, or partnerships; risks that prior results may not be replicated; regulatory and intellectual property risks; the risk of failure to realize the anticipated benefits of the transactions contemplated with Scilex; the risk that Datavault AI will not benefit from a Pharmaceutical Exchange platform; and other risks and uncertainties indicated from time to time in Datavault AI’s filings with the SEC. There may be additional risks that Datavault AI presently does not know or that Datavault AI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Datavault AI’s expectations, plans, or forecasts of future events and views as of the date of this communication. Datavault AI anticipates that subsequent events and developments will cause such assessments to change. However, while Datavault AI may elect to update these forward-looking statements at some point in the future, Datavault AI specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Datavault AI’s assessments as of any date subsequent to the date of this communication. Accordingly, investors are cautioned not to place undue reliance on these forward-looking statements.

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1 References

Sources for Pharmaceutical Drug Sales Data

The data for global pharmaceutical drug sales was primarily drawn from IQVIA Institute reports on global medicine spending, excluding COVID-19 vaccines and therapeutics for consistency. Here is the list of key sources referenced:

•	The Global Use of Medicines Outlook Through 2029 by IQVIA Institute (Published June 26, 2025). This report provides historical spending from 2020-2024 and forecasts through 2029, including the 5-8% CAGR projection. URL: https://www.iqvia.com/insights/the-iqvia-institute/reports-and-publications/reports/the-global-use-of-medicines-outlook-through-2029

•	The Global Use of Medicines 2025: Outlook to 2029 (PDF Presentation) by IQVIA (Published August 27, 2025). This includes details on the 38% growth over the past five years and forward projections. URL: https://www.iqvia.com/-/media/iqvia/pdfs/events/presentation_global-meds-webinar_public.pdf

•	Global Medicine Spending and Usage Trends by IQVIA. This outlines projections to exceed $1.1 trillion in 2024 with 2-5% annual growth. URL: https://www.iqvia.com/insights/the-iqvia-institute/reports-and-publications/reports/global-medicine-spending-and-usage-trends

Sources for Diagnostic Sales Data

The data for global in vitro diagnostics (IVD) market sales was compiled from market research reports, with forecasts based on observed CAGRs (around 6.9% from 2020-2024). IQVIA provides qualitative insights, but quantitative figures were cross-referenced from other industry analyses for accuracy. Here is the list of key sources referenced:

•	Unlock Insights with Global In Vitro Diagnostic (IVD) Market Data by IQVIA MedTech (Published October 24, 2025). This fact sheet discusses market size, revenue trends, and competitive performance. URL: https://www.iqvia.com/library/fact-sheets/unlock-insights-with-global-in-vitro-diagnostic-market-data

•	In Vitro Diagnostic (IVD) Market Data (PDF Brochure) by IQVIA. Provides analysis of the worldwide IVD molecular diagnostics market with revenue estimates. URL: https://www.iqvia.com/library/fact-sheets/unlock-insights-with-global-in-vitro-diagnostic-market-data

•	Navigating the Future of In Vitro Diagnostics by IQVIA (Published September 27, 2024). Covers IVD market evolution in 2024, driven by tech and regulations. URL: https://www.iqvia.com/blogs/2024/09/navigating-the-future-of-in-vitro-diagnostics

•	In Vitro Diagnostics Market Size, Share | Industry Report, 2030 by Grand View Research. Estimates 2024 at USD 108.30 billion with projections to 2030. URL: https://www.grandviewresearch.com/industry-analysis/in-vitro-diagnostics-ivd-market

•	In-vitro Diagnostics Market Size, Growth Outlook 2025–2034 by Global Market Insights. 2024 estimate at USD 105.7 billion, with growth to 2025 and beyond. URL: https://www.gminsights.com/industry-analysis/in-vitro-diagnostics-market

•	In Vitro Diagnostics Market Growth, Drivers, and Opportunities by MarketsandMarkets. 2024 at $101.06 billion, 2025 at $109.07 billion, with 7.6% CAGR. URL: https://www.marketsandmarkets.com/Market-Reports/ivd-in-vitro-diagnostics-market-703.html

•	In-vitro Diagnostics [IVD] Market Size, Trends | Growth, 2032 by Fortune Business Insights. Projections from 2025 at $77.73 billion to 2032. URL: https://www.fortunebusinessinsights.com/industry-reports/in-vitro-diagnostics-ivd-market-101443

•	In Vitro Diagnostics - Worldwide | Statista Market Forecast. Forecasted revenue of US$92.03 billion by 2025. URL: https://www.statista.com/outlook/hmo/medical-technology/in-vitro-diagnostics/worldwide

•	In Vitro Diagnostics Market Size & Outlook, 2026-2034 by Straits Research. 2024 at USD 82.98 billion, 2025 at USD 86.51 billion. URL: https://straitsresearch.com/report/in-vitro-diagnostics-market

Source: Datavault AI Inc.

Released November 4, 2025